Exhibit 10.33.1
AMENDMENT TO OFFICE LEASE AGREEMENT
     This AMENDMENT TO OFFICE LEASE AGREEMENT (the “Amendment”) is dated as of the 27th day of March, 2009, by and between Carothers Office Acquisition LLC, a Delaware limited liability company (“Landlord”) and Spheris Operations, Inc. (“Tenant”).
WITNESSETH:
     WHEREAS, Tenant and Landlord’s predecessor, Ford Motor Land Development Corporation, entered into that certain Lease Agreement dated June 6, 2006 (the “Lease”) with respect to the lease of 70,209 rentable square feet (the “Premises”) on floors 1, 2 and 3 of the Carothers Building (the “Building”), located in office buildings known as Building C and Building A at 9009 Carothers Parkway, City of Franklin, Williamson County, Tennessee 37067; and
     WHEREAS, Landlord and Tenant desire to enter into this Amendment to memorialize the agreement of Landlord and Tenant related to the overtime HVAC rates at the Building; and
     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties herewith agree that the Lease shall be amended as follows:
     1. After Hours HVAC. Landlord and Tenant agree that the After Hours HVAC rate set forth in Section 1(j) of the Lease for calculation of the additional HVAC usage by Tenant for the Premises shall be $25.00 per hour, per floor, with a minimum of two (2) hours per occurrence, provided such usage is based on Tenant operating said HVAC in the Premises on a continuous (24 hour per day) basis. If Tenant does not operate in such manner, the original After Hours/HVAC rate of $35.00 per hour shall apply.
     2. Relation to Lease. Capitalized terms not defined in this Amendment shall have the meanings set forth in the Lease. It is mutually agreed that all covenants, conditions and agreements set forth in the Lease (as amended hereby) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Office Lease Agreement as of the year and day set forth above.

LANDLORD: Carothers Office Acquisition LLC
By:	/s/ Michael Winter
	Name:	Michael Winter
Its: Vice President

TENANT Spheris Operations, Inc.
By:	/s/ Russell Adkins
	Name:	Russell Adkins
Its: Vice President, Legal Affairs